Exhibit 10.13

August 20, 2021

East West Bank

135 N. Los Robles Avenue

Pasadena, CA 91101

Re: Newegg Business Inc. - Account Number 8045003673 (the “B2B Account”)

Ladies and Gentlemen:

East West Bank serves as the administrative and collateral agent (East West Bank, in such capacities, the “Agent”) for the Lenders to Newegg Commerce, Inc., a British Virgin Islands business company, and its affiliates (collectively, the “Borrowers”), under the Revolving Credit and Security Agreement, dated as of the date hereof, among the Borrowers, such Lenders and the Agent (the “Newegg Credit Agreement”). All initially capitalized terms used in this letter agreement without definition shall have the respective meanings assigned to such terms in the Newegg Credit Agreement.

In connection with the Newegg Credit Agreement, the Borrowers have established deposit accounts with East West Bank (East West Bank in its capacity as the depository bank for such accounts, the “Depository Bank”). This depository relationship includes the relationship between the Depository Bank and Newegg Business Inc. with respect to the B2B Account referred to above, into which Newegg Business Inc. causes its “business-to-business” (“B2B”) customers to remit receivable payments, customer deposits, and other amounts relating to the Borrowers’ sales or services to their B2B customers. One or more of the Borrowers also maintains with the Depository Bank the account number ending in 0041 (the “Control Account”).

This letter agreement shall confirm the agreement among the Agent, the Depository Bank, and the Borrowing Agent (for itself and on behalf of all other Borrowers) as to the administration of the B2B Account and the Control Account. In particular, the parties hereby agree as follows:

1. Agent’s Control Over the B2B Account. The Agent and the Borrowing Agent hereby notify the Depository Bank that the Borrowers have granted the Agent a security interest in and Lien on the B2B Account, the Control Account, and any and all other deposit accounts now existing or hereafter established by any Borrower that are maintained with the Depository Bank. The Depository Bank hereby agrees to follow all instructions provided by the Agent to the Depository Bank with respect to the B2B Account, the Control Agreement, and any other deposit account of any Borrower that now or hereafter is maintained with the Depository Bank (each, an “Other Deposit Account”), contained in any notice from the Agent to the Depository Bank of the occurrence of either a Cash Dominion Event or an Event of Default under the Newegg Credit Agreement (a “Notice of Control”), without any further consent of the Borrowing Agent or any other Borrower. It is the express intention of the parties that this letter agreement shall constitute and function as a “deposit account control agreement” within the meaning of Division 9 of the California Commercial Code (the “California UCC”), with the consequence that the Agent’s security interest in and Lien on the B2B Account, the Control Account and any and all Other Deposit Accounts shall be perfected by “control” within the meaning of Division 9 of the California UCC.

2. Borrowers’ Rights to B2B Account Prior to Agent’s Issuance of a Notice of Control; No Borrower Rights in Control Account. At any and all times prior to the date that the Agent delivers a Notice of Control to the Depository Bank, Newegg Business Inc. and the other Borrowers shall have full, unrestricted access to the B2B account and to any Other Deposit Account except the Control Account. Such rights shall include the right to make transfers of funds out of, withdrawals of funds from, or otherwise to transact business in, the B2B Account or any Other Deposit Account. For the avoidance of doubt, the parties acknowledge that the Control Account is a “blocked” Collateral collections account that is to be used only for applying funds on deposit therein to reduce the Borrowers’ loan balance and other Obligations to the Agent and the Lenders under the Newegg Credit Agreement. In no event shall the Borrowers have any right of access to the Control Account or any funds from time to time on deposit therein.

3. Forwarding of B2B Account Balances After Notice of Control. Following the Depository Bank’s receipt of a Notice of Control from the Agent with respect to the B2B Account or any Other Account, on each banking day, the Depository Bank shall transfer the entire available balance in the B2B Account or in such Other Account to the Control Account. The Agent shall apply all such transferred balances to reduce the Borrowers’ outstanding loan balances and other Obligations to the Agents and the Lenders under the Newegg Credit Agreement.

Please sign this letter in the space provided below to indicate your agreement to the terms of this letter. The Borrowing Agent has signed this letter agreement below, for itself and on behalf of the other Borrowers, to confirm the Borrowers’ agreement to the foregoing.

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Very truly yours,

THE AGENT:

EAST WEST BANK,
as Agent

By:	/s/ Linda Lee
Linda Lee
Senior Vice President

ACNOWLEDGED AND AGREED:

BORROWING AGENT:

NEWEGG INC.,
as Borrowing Agent

By:	/s/ Anthony Chow
Name:	Anthony Chow
Title:	Chief Executive Officer

Accepted and agreed to
as of the date first above written:

DEPOSITORY BANK:

EAST WEST BANK,
as Depository Bank

By:	/s/ Linda Lee
Name:	Linda Lee
Title:	Senior Vice President

Letter Agreement Regarding Deposit Accounts